Exhibit 99.1

Press Contact: Will Thoretz +1 203 517 3119 will.thoretz@isg-one.com

Investor Contact:

David Berger

+1 203-517-3104

david.berger@isg-one.com

Information Services Group Announces

Third-Quarter Financial Results

Reports revenues of $68.1 million, GAAP EPS of $0.04 and adjusted EPS of $0.09

Reports operating income of $5.7 million, up 68% versus prior year

Delivers adjusted EBITDA of $10.3 million, up 17%, with 15% margin

Announces expansion of share repurchase program to $20 million

Provides fourth-quarter guidance for revenues of between $67-$69 million and adjusted EBITDA of $10+ million

STAMFORD, Conn., November 6, 2019 — Information Services Group (ISG) (Nasdaq: III), a leading global technology research and advisory firm, today announced financial results for the third quarter and nine months ended September 30, 2019.

“ISG delivered its highest quarterly adjusted EBITDA ever, at $10.3 million, and adjusted EBITDA margins of 15 percent, the firm’s highest this decade,” said Michael P. Connors, chairman and CEO. “Our strong results were driven by growing demand for all things digital — tempered somewhat by European macro-economic conditions — and a more profitable mix of products and services overall. Digital Solutions continues to be a growth engine for the firm, representing more than 45 percent of our total revenue, while the Americas region delivered its strongest quarterly revenue growth since 2017. These results positively impacted our cash balance, which was up 36 percent from the second quarter.”

Third-Quarter 2019 Results

Revenues for the third quarter were $68.1 million, compared with $68.0 million in the prior year, an increase of 2 percent in constant currency (a non-GAAP presentation described below under “Non-GAAP Financial Measures”) and flat on a reported basis. Revenues were $40.3 million in the Americas (up 5 percent versus the prior year on a reported basis), $22.6 million in Europe (down 2 percent in constant currency and down 6 percent on a reported basis versus the prior year), and $5.3 million in Asia Pacific (up 5 percent versus the prior year in constant currency and down 2 percent on a reported basis versus the prior year). Currency negatively impacted reported revenues by $1.3 million versus the prior year.

ISG reported third-quarter operating income of $5.7 million, up $2.3 million, or 68 percent, compared with operating income of $3.4 million in the prior year. Net income was $1.7 million, compared with net income of $4.0 million last year. Adjusted net income (a non-GAAP measure defined below under “Non-GAAP Financial Measures”) for the third quarter was $4.4 million, compared with adjusted net income of $6.6 million in the prior year. Included in net income and adjusted net income for the 2018 third quarter was the reversal of $3.6 million in tax accruals of which $0.9 million was offset by a charge to SG&A associated with prior acquisitions.

Reported fully diluted earnings per share was $0.04 and adjusted fully diluted earnings per share was $0.09, compared with fully diluted earnings per share of $0.08 and adjusted fully diluted earnings per share of $0.14 for the same period in 2018. The previously discussed $3.6 million tax accrual reversal, partially offset by a $0.9 million SG&A charge associated with prior acquisitions, favorably impacted the prior year’s third-quarter fully diluted earnings per share and adjusted fully diluted earnings per share by $0.06.

Third-quarter 2019 adjusted EBITDA (a non-GAAP measure defined below under “Non-GAAP Financial Measures”) was $10.3 million, up 17 percent, compared with $8.8 million in last year’s third quarter.

Fourth-Quarter Guidance

“We continue to monitor the overall global macro-economic environment for any impact it may have on our near-term performance,” said Connors. “At present, we are projecting Q4 revenues in the range of $67-$69 million and adjusted EBITDA of at least $10 million, based on increasing demand for our higher-margin digital solutions.”

Other Financial and Operating Highlights

ISG cash and cash equivalents totaled $14.2 million at September 30, 2019, up $3.8 million from June 30, 2019. For the nine-month period ended September 30, 2019, ISG has repurchased $3.0 million of stock, repaid $2.7 million in debt and paid $0.9 million in contingent consideration for prior acquisitions. Total outstanding debt as of September 30, 2019, was reduced by 5 percent, to $96.4 million, versus $101.2 million as of September 30, 2018.

Share Repurchase Authorization

The Company’s Board of Directors approved a new share repurchase authorization of $10.8 million, increasing to $20 million the aggregate available under its share repurchase program. The new share repurchase program will take effect upon completion of the Company’s current program, which has approximately $9.2 million remaining.

“ISG remains committed to a disciplined capital allocation strategy that consists of reinvesting in our business, returning capital to shareholders and supplementing our organic growth with strategic acquisitions to drive long-term shareholder value,” said Connors.

Conference Call

ISG has scheduled a call for 9:00 a.m., U.S. Eastern Time, Thursday, November 7, 2019, to discuss the company’s third-quarter results. The call can be accessed by dialing 1-800-367-2403 or, for international callers, by dialing 001-334-777-6978. The access code is 2467746. A recording of the conference call will be accessible on ISG’s website (www.isg-one.com) for approximately four weeks following the call.

Forward-Looking Statements

This communication contains “forward-looking statements” which represent the current expectations and beliefs of management of ISG concerning future events and their potential effects. Statements contained herein including words such as “anticipate,” “believe,” “contemplate,” “plan,” “estimate,” “expect,” “intend,” “will,” “continue,” “should,” “may,” and other similar expressions, are “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not guarantees of future results and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated. Those risks relate to inherent business, economic and competitive uncertainties and contingencies relating to the businesses of ISG and its subsidiaries including without limitation: (1) failure to secure new engagements or loss of important clients; (2) ability to hire and retain enough qualified employees to support operations; (3) ability to maintain or increase billing and utilization rates; (4) management of growth; (5) success of expansion internationally; (6) competition; (7) ability to move the product mix into higher margin businesses; (8) general political and social conditions such as war, political unrest and terrorism; (9) healthcare and benefit cost management; (10) ability to protect ISG and its subsidiaries’ intellectual property or data and the intellectual property or data of others; (11) currency fluctuations and exchange rate adjustments; (12) ability to successfully consummate or integrate strategic acquisitions; and (13) engagements may be terminated, delayed or reduced in scope by clients. Certain of these and other applicable risks, cautionary statements and factors that could cause actual results to differ from ISG’s forward-looking statements are included in ISG’s filings with the U.S. Securities and Exchange Commission. ISG undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances.

Non-GAAP Financial Measures

ISG reports all financial information required in accordance with U.S. generally accepted accounting principles (GAAP). In this release, ISG has presented both GAAP financial results as well as non-GAAP information for the three and nine months ended September 30, 2019 and September 30, 2018. ISG believes that evaluating its ongoing operating results will be enhanced if it discloses certain non-GAAP information. These non-GAAP financial measures exclude non-cash and certain other special charges that many investors believe may obscure the user’s overall understanding of ISG’s current financial performance and the Company’s prospects for the future.  ISG believes that these non-GAAP measures provide useful information to investors because they improve the comparability of the financial results between periods and provide for greater transparency of key measures used to evaluate the Company’s performance.

ISG provides adjusted EBITDA (defined as net income before net income attributable to non-controlling interest, plus interest, taxes, depreciation and amortization, foreign currency transaction gains/losses, non-cash stock compensation, change in contingent consideration, acquisition-related costs, severance and integration expense), adjusted net income (defined as net income plus amortization of intangible assets, non-cash stock compensation, foreign currency transaction gains/losses, change in contingent consideration, acquisition-related costs, severance and integration expense, on a tax-adjusted basis), adjusted net income as earnings per diluted share and selected financial data on a constant currency basis which are non-GAAP measures that the Company believes provide useful information to both management and investors by excluding certain expenses and financial implications of foreign currency translations, which management believes are not indicative of ISG’s core operations. These non-GAAP measures are used by ISG to evaluate the Company’s business strategies and management’s performance.

We evaluate our results of operations on both an as reported and a constant currency basis. The constant currency presentation, which is a non-GAAP financial measure, excludes the impact of year-over-year fluctuations in foreign currency exchange rates. We believe providing constant currency information provides valuable supplemental information regarding our results of operations, thereby facilitating period-to-period comparisons of our business performance and is consistent with how management evaluates the Company’s performance. We calculate constant currency percentages by converting our current and prior-periods local currency financial results using the same point in time exchange rates and then compare the adjusted current and prior period results. This calculation may differ from similarly titled measures used by others and, accordingly, the constant currency presentation is not meant to be a substitution for recorded amounts presented in conformity with GAAP, nor should such amounts be considered in isolation.

Management believes this information facilitates comparison of underlying results over time.   Non-GAAP financial measures, when presented, are reconciled to the most closely applicable GAAP measure. Non-GAAP measures are provided as additional information and should not be considered in isolation or as a substitute for results prepared in accordance with GAAP. A reconciliation of the forward-looking non-GAAP estimates contained herein to the corresponding GAAP measures is not being provided, due to the unreasonable efforts required to prepare it.

About ISG

ISG (Information Services Group) (Nasdaq: III) is a leading global technology research and advisory firm. A trusted business partner to more than 700 clients, including more than 70 of the top 100 enterprises in the world, ISG is committed to helping corporations, public sector organizations, and service and technology providers achieve operational excellence and faster growth. The firm specializes in digital transformation services, including automation, cloud and data analytics; sourcing advisory; managed governance and risk services; network carrier services; strategy and operations design; change management; market intelligence and technology research and analysis. Founded in 2006, and based in Stamford, Conn., ISG employs more than 1,300 digital-ready professionals operating in more than 20 countries—a global team known for its innovative thinking, market influence, deep industry and technology expertise, and world-class research and analytical capabilities based on the industry’s most comprehensive marketplace data. For more information, visit www.isg-one.com

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Information Services Group, Inc.

Consolidated Statement of Comprehensive Income

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018

Revenues	$68,143	$67,965	$200,262	$207,868
Operating expenses
Direct costs and expenses for advisors	37,725	38,624	116,636	121,761
Selling, general and administrative	23,092	23,990	70,327	70,898
Depreciation and amortization	1,672	1,977	5,031	5,872
Operating income	5,654	3,374	8,268	9,337
Interest income	41	3	133	113
Interest expense	(1,598)	(1,675)	(4,763)	(5,140)
Foreign currency transaction gain (loss)	7	(6)	(28)	19

Income before taxes	4,104	1,696	3,610	4,329
Income tax provision (benefit)	2,373	(2,307)	2,363	(2,200)
Net income	$1,731	$4,003	$1,247	$6,529

Weighted average shares outstanding:
Basic	47,426	45,115	46,704	44,491
Diluted	48,404	47,100	47,204	46,349

Income per share:
Basic	$0.04	$0.09	$0.03	$0.15
Diluted	$0.04	$0.08	$0.03	$0.14

Information Services Group, Inc.

Reconciliation from GAAP to Non-GAAP

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018

Net income	$1,731	$4,003	$1,247	$6,529
Plus:
Interest expense (net of interest income)	1,557	1,672	4,630	5,027
Income taxes	2,373	(2,307)	2,363	(2,200)
Depreciation and amortization	1,672	1,977	5,031	5,872
Change in contingent consideration	—	(668)	30	378
Acquisition-related costs	50	280	58	280
Severance and integration expense	462	332	1,371	439
Tax indemnity receivable	31	931	31	931
Foreign currency transaction (gain) loss	(7)	6	28	(19)
Non-cash stock compensation	2,456	2,585	7,150	7,230
Adjusted EBITDA	$10,325	$8,811	$21,939	$24,467

Net income	$1,731	$4,003	$1,247	$6,529
Plus:
Non-cash stock compensation	2,456	2,585	7,150	7,230
Intangible amortization	1,001	1,259	3,009	3,797
Change in contingent consideration	—	(668)	30	378
Acquisition-related costs	50	280	58	280
Severance and integration expense	462	332	1,371	439
Foreign currency transaction (gain) loss	(7)	6	28	(19)
Tax effect (1)	(1,268)	(1,214)	(3,727)	(3,874)
Adjusted net income	$4,425	$6,583	$9,166	$14,760

Weighted average shares outstanding:
Basic	47,426	45,115	46,704	44,491
Diluted	48,404	47,100	47,204	46,349

Adjusted earnings per share:
Basic	$0.09	$0.15	$0.20	$0.33
Diluted	$0.09	$0.14	$0.19	$0.32

(1) Marginal tax rate of 32.0% applied.

Information Services Group, Inc.

Selected Financial Data

Constant Currency Comparison

	Three Months Ended September 30, 2019	Constant currency impact	Three Months Ended September 30, 2019 Adjusted	Three Months Ended September 30, 2018	Constant currency impact	Three Months Ended September 30, 2018 Adjusted
Revenue	$68,143	$2,029	$70,172	$67,965	$690	$68,655
Operating income	$5,654	$252	$5,906	$3,374	$130	$3,504
Adjusted EBITDA	$10,325	$272	$10,597	$8,811	$303	$9,114

	Nine Months Ended September 30, 2019	Constant currency impact	Nine Months Ended September 30, 2019 Adjusted	Nine Months Ended September 30, 2018	Constant currency impact	Nine Months Ended September 30, 2018 Adjusted
Revenue	$200,262	$4,711	$204,973	$207,868	$(100)	$207,768
Operating income	$8,268	$661	$8,929	$9,337	$541	$9,878
Adjusted EBITDA	$21,939	$703	$22,642	$24,467	$706	$25,173